UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

Sonendo, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40988	20-5041718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26061 Merit Circle, Suite 102
Laguna Hills, California		92653
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 766-3636

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “2024 Annual Meeting”) of Sonendo, Inc. (the “Company”) was held on June 10, 2024. At the 2024 Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1—Election of Class III Directors

The Class III Director nominees, Anthony P. Bihl III and Carolyn Beaver were elected to hold office for a three-year term and until their successors are duly elected and qualified by the following vote:

Name	For	Withheld	Broker Non-Votes
Anthony P. Bihl III	33,312,180	3,358,331	14,772,760
Carolyn Beaver	33,240,132	3,430,379	14,772,760

Proposal 2—Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was approved by the following vote:

For:	50,576,830
Against:	479,060
Abstained:	387,381
Broker Non-Votes:	N/A

Proposal 3—Amendment to our Amended and Restated Certificate of Incorporation

An amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, ranging from 1:10 to 1:200, at the discretion of the Company’s board of directors at any time prior to the Company’s 2025 annual meeting of stockholders, with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders, was adopted and approved by the following vote:

For:	44,900,615
Against:	6,536,470
Abstained:	6,186
Broker Non-Votes:	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonendo, Inc.

Date:	June 11, 2024	By:	/s/Bjarne Bergheim
Bjarne Bergheim President and Chief Executive Officer